Exhibit 99.2

Sabre Corporation Announces Early Tender Results of Previously Announced Cash Tender Offer and Consent Solicitation by Sabre Financial Borrower, LLC

SOUTHLAKE, Texas—September 25, 2026—Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced the early tender results of the previously announced cash tender offer (the “Tender Offer”) by Sabre Financial Borrower, LLC (“Sabre Financial”), its indirect wholly-owned subsidiary, for any and all of Sabre Financial’s securities set forth in the table below (the “Securities”) and concurrent solicitation of consents (the “Consent Solicitation”) to certain proposed amendments to the Securities and the Indenture (as defined below). The Tender Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on October 12, 2026 (unless extended or earlier terminated, the “Expiration Date”).

The Tender Offer and Consent Solicitation are being made pursuant to the terms and conditions set forth in the offer to purchase and consent solicitation statement, dated September 14, 2026 (the “Offer to Purchase”).

As of 5:00 p.m., New York City time, on September 25, 2026 (such date and time, the “Early Tender Deadline” and “Withdrawal Deadline,” as applicable), according to information provided to D.F. King & Co., Inc., the tender and information agent for the Tender Offer and Consent Solicitation, the aggregate principal amount of Securities listed in the table below has been validly tendered and not validly withdrawn in the Tender Offer and Consent Solicitation. Withdrawal rights for the Securities expired at the Early Tender Deadline and, accordingly, any Securities that were validly tendered may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	CUSIP /ISIN Number	Principal Amount Outstanding	Principal Amount Tendered at Early Tender Deadline	Percentage of Outstanding Securities Tendered	Total Consideration (1)(2)
11.125% Senior Secured Notes due 2029	78573X AA8 U86042 AA3 US78573XAA81 USU86042AA34	$1,000,000,000.00	$930,682,000.00	93.07%	$1,092.50

(1)	Dollars per $1,000 principal amount of Securities validly tendered and accepted for purchase.
(2)	Includes Early Tender Premium (as defined below). Does not include accrued and unpaid interest on the Securities, which will also be payable as provided herein.

The Tender Offer and Consent Solicitation remain subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing for the Tender Offer and Consent Solicitation. Such conditions may be waived by Sabre Financial in its sole discretion, subject to applicable law. Any waiver of a condition by Sabre Financial will not constitute a waiver of any other condition. Subject to the satisfaction or waiver of such conditions and as described in the Offer to Purchase, Sabre Financial is expected to make payment on September 28, 2026 (such date and time, as it may be extended, the “Early Settlement Date”) for the Securities and related consents that (i) were validly tendered and delivered, as applicable, and not validly withdrawn or revoked, as applicable, at or prior to the Early Tender Deadline and (ii) are accepted for purchase on the Early Settlement Date.

The consideration to be paid for the Securities accepted for purchase on the Early Settlement Date per $1,000 principal amount of Securities is the amount set forth in the table above under the heading “Total Consideration.” The amounts set forth in the table above under “Total Consideration” include an early tender premium of $50 per $1,000 principal amount of Securities accepted for purchase (the “Early Tender Premium”). All Holders of Securities accepted for purchase will also receive accrued and unpaid interest from the most recent interest payment date preceding the Early Settlement Date to, but not including, the Early Settlement Date.

Any Holder who tenders Securities in the Tender Offer and Consent Solicitation will be deemed to automatically have provided consents, and Securities may not be tendered without delivering consents. Based on the consents received as of the Early Tender Deadline, Sabre Financial has obtained the required consents to effect all of the proposed amendments (the “Proposed Amendments”) as described in the Offer to Purchase. Consequently, as previously announced, Sabre Financial expects to execute a supplemental indenture (the “Supplemental Indenture”) effecting the Proposed Amendments with respect to the indenture dated December 5, 2025 (the “Indenture”), entered into by and among Sabre Financial, the guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral agent, under which the Securities were issued, and the Securities on or about the Early Settlement Date. The Supplemental Indenture will become effective upon (a) its execution and delivery by each of the parties thereto, and (b) the settlement of the Tender Offer with respect to accepted Securities tendered prior to the Early Tender Deadline on the Early Settlement Date.

In addition, pursuant to the terms of the Indenture, because more than 90% of the aggregate principal amount of the Securities outstanding has been validly tendered in the Tender Offer, Sabre Financial intends, following its purchase of the tendered Securities, to deliver a notice of redemption to redeem all Securities that remain outstanding after giving effect to the purchase of the Securities on the Early Settlement Date. The redemption price for such Securities will be equal to the Total Consideration set forth in the table above, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption date is expected to be October 13, 2026. Notwithstanding the foregoing, there can be no assurance that any Securities will be redeemed. Nothing herein shall constitute a notice of redemption with respect to the Securities.

Sabre Financial reserves the right, subject to applicable law, in its sole discretion, to waive any of the conditions of the Tender Offer or the Consent Solicitation, in whole or in part, at any time and from time to time. It also reserves the right, subject to applicable law, in its sole discretion, (1) to terminate or withdraw the Tender Offer or the Consent Solicitation at any time; (2) to extend the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date; or (3) otherwise to amend the Tender Offer or Consent Solicitation in any respect. It may extend the Early Tender Deadline without extending the Withdrawal Deadline.

Information Relating to the Tender Offer and Consent Solicitation

The complete terms and conditions of the Tender Offer and Consent Solicitation are set forth in the Offer to Purchase. BofA Securities is the Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Investors with questions regarding the Tender Offer and Consent Solicitation may contact BofA Securities, collect: (980) 388-3646, toll-free: (888) 292-0070, email: debt_advisory@bofa.com. D.F. King & Co., Inc. is the tender and information agent for the Tender Offer and Consent Solicitation. Copies of the Offer to Purchase and any related offer documents may be obtained by contacting D.F. King & Co., Inc. by phone at (646) 455-1060 (New York) or (866) 356-7814 (toll-free) or by email at sabre@dfking.com.

None of Sabre Financial, Sabre, their affiliates, their respective boards of directors and stockholders, the Dealer Manager and Solicitation Agent, the Tender Agent or Wilmington Trust, National Association, as trustee for the Securities, are making any recommendation as to whether Holders should tender any Securities or deliver any Consent in response to the Tender Offer and Consent Solicitation. Holders must make their own decision as to whether to tender any of their Securities and deliver their Consents, and, if so, the principal amount of Securities to tender and Consents to deliver.

This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any of the Securities, and the Tender Offer and Consent Solicitation do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers are unlawful. The full details of the Tender Offer and Consent Solicitation, including complete instructions on how to tender Securities and deliver Consents, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase because it will contain important information.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could materially affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026, our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026 and in our other filings with the SEC, as well as other risks and uncertainties specified in the “Certain Significant Considerations” section of the Offer to Purchase. We cannot guarantee future events, including financing of the Tender Offer and Consent Solicitation and successful completion of the Tender Offer and Consent Solicitation, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Powering the agentic revolution in travel. Sabre is an AI-native technology leader, backed by one of the world’s largest travel data clouds. With AI at its core and operating at unparalleled scale, Sabre transforms insights into innovation, empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Sabre is built on an open, modular, cloud-native architecture and serves as the backbone for both established leaders and bold, new disruptors, guiding them to the next age of travel retailing through intelligent, connected, and personalized experiences.

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Contacts:

Media	Investors
Cassidy Smith-Broyles Cassidy.Smith-Broyles@sabre.com sabrenews@sabre.com	Roushan Zenooz Roushan.Zenooz@sabre.com sabre.investorrelations@sabre.com

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